HARSCO CORPORATION

Subsidiaries of the Registrant:

                                                Country of
Ownership
Name                                            Incorporation
Percentage
______________________________________________  _____________
__________
MultiServ SAIC                                  Argentina
100%
MetServ (Australia) Pty. Ltd.                   Australia
70%
MetServ Victoria Pty. Ltd.                      Australia
70%
MetServ Pty. Ltd.                               Australia
55%
Harsco (Australia) Pty. Limited                 Australia
100%
Tamper (Australia) Pty. Limited                 Australia
100%
Taylor-Wharton (Australia) Pty. Limited         Australia
100%
WRG MultiServ GmbH                              Austria
90%
MultiServ S.A.                                  Belgium
100%
MultiServ Russia S.A.                           Belgium
100%
Loyquip Holdings S.A.                           Belgium
100%
Societe D'Etudes et D'Administration
   des Enterprises S.A.                         Belgium
100%
Somafer Benelux Interim S.A.                    Belgium
100%
Finauxa S.A.                                    Belgium
100%
Fortuna Insurance Limited                       Bermuda
100%
Harsco (Bermuda) Limited                        Bermuda
100%
Sociedade Brasileria de Recuperacao
   de Metals (Sobremetal) Ltda                  Brazil
100%
MultiServ Recuperacao de Metals Ltda            Brazil
100%
Comercio de Rejeitos Industriais Ltda           Brazil
100%
Harsco Canada Limited                           Canada
100%
Heckett Technology Services Canada, Inc.        Canada
100%
MultiServ S.A.                                  Chile
100%
MultiServ Wuhan Ltd.                            China
100%
MultiServ Jiangxi Ltd.                          China
100%
EnviroServ Co. Ltd.                             China
30%
MultiServ s r.o.                                Czech Republic
100%
MultiServ Holding S.A.                          France
100%
Floyequip S.A.                                  France
100%
MultiServ S.A.                                  France
100%
ASVID S.A.                                      France
100%
Chimimeca S.A.                                  France
100%
PyroServ                                        France
100%
MultiServ Rhone Alpes SNC                       France
100%
Societe Francais D'Interim S.A.                 France
100%
MultiServ Est SNC                               France
100%
MultiServ Sud S.A.                              France
100%
MultiServ Nord SNC                              France
100%
MultiServ GmbH                                  Germany
100%
Harsco GmbH                                     Germany
100%
Ferro Scrap Nigam Ltd.                          India
40%
P.T. Purna Baja Heckett                         Indonesia
40%
Axil International Ltd.                         Ireland
100%
IMS Servizi Spa                                 Italy
100%
MultiServ Spa                                   Italy
100%
ILSERV                                          Italy
65%
Luxequip Holdings S.A.                          Luxembourg
100%
MultiServ S.A.                                  Luxembourg
100%
Societe Luxembourgoiese D'Interim S.A.          Luxembourg
100%
IKG-Salcon SDN. BHD.                            Malaysia
50%
Taylor-Wharton Asia (M) SDN. BHD.               Malaysia
70%
Irving, S.A. de C.V.                            Mexico
100%
Heckett Mexicana, S.A. de C.V.                  Mexico
100%
Andamios Patentados, S.A. de C.V.               Mexico
100%
Servicios Industriales Siderurgicos,
   S.A. de C.V.                                 Mexico
100%
Electroforjados Nacionales, S.A. de C.V.        Mexico
100%
Nutter-Niro Ingenieria S.A. de C.V.             Mexico
49%
MultiServ International N.V.                    Netherlands
100%
MultiServ Finance B.V.                          Netherlands
100%
MultiServ China B.V.                            Netherlands
100%
MultiServ Far East B.V.                         Netherlands
100%
Harsco Europa B.V.                              Netherlands
100%
Heckett (Holland) B.V.                          Netherlands
100%
MultiServ AS                                    Norway
100%
Heckett Saudi Arabia Limited                    Saudi Arabia
55%
MultiServ Slovensko s r.o.                      Slovakia Republic
100%
FerroServ (Pty.) Limited                        South Africa
100%
FerroServ Operations (Pty.) Ltd.                South Africa
100%
Heckett (South Africa)(Pty.) Ltd.               South Africa
50%
MultiServ Lycrete S.A.                          Spain
95%
Serviequipo S.A.                                Spain
95%
MultiServ Intermetal S.A.                       Spain
100%
MultiServ Iberica S.A.                          Spain
100%
Heckett Reclamet S.A.                           Spain
100%
MultiServ Nordiska AB                           Sweden
100%
MultiServ AB                                    Sweden
100%
MultiServ International plc                     U.K.
100%
MultiServ Ltd.                                  U.K.
100%
MultiServ Overseas Ltd.                         U.K.
100%
Quipco Ltd.                                     U.K.
100%
Axlebourne Ltd.                                 U.K.
100%
Harsco (U.K.) Ltd.                              U.K.
100%
The Permanent Way Equipment
   Company Limited                              U.K.
100%
Combat Engineering Limited                      U.K.
100%
A. L. Hughes Heating Engineers Limited          U.K.
100%
Insulation Equipments Limited                   U.K.
100%
Tamper Corp. (U.K.) Limited                     U.K.
100%
Heckett International Services Limited          U.K.
100%
Heckett Limited                                 U.K.
100%
MultiServ Inc.                                  U.S.A.
100%
MultiServ U.S. Corp.                            U.S.A.
100%
MultiServ Operations Ltd.                       U.S.A.
100%
IMS General Corp.                               U.S.A.
100%
MultiServ Intermetal Inc.                       U.S.A.
100%
Heckett Technology Services Inc.                U.S.A.
100%
Harsco Investment Corporation                   U.S.A.
100%
Harsco Tamper Acquisition Corporation           U.S.A.
100%
Tactical Truck Corporation                      U.S.A.
100%
Harsco Foreign Sales Corporation                U.S. Virgin Islands
100%
MultiServ MV + MS                               Venezuela
100%
Heckett Yugoslavia Ltd.                         Yugoslavia
100%

Companies in which Harsco Corporation does not have majority ownership are not consolidated and are omitted because in the aggregate they would not constitute a significant subsidiary.